Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Registration Form	Description of Registration Statement

333-118997	Form S-8	DATATRAK International, Inc. Amended and Restated 1996 Key Employees and Consultants Stock Option Plan

333-118998	Form S-8	DATATRAK International, Inc. Amended and Restated Outside Directors Stock Option Plan

333-90699	Form S-8	DATATRAK International, Inc. Amended and Restated 1996 Directors Stock Option Plan

333-127554	Form S-8	DATATRAK International, Inc. 2005 Omnibus Equity Plan

333-121993	Form S-3	DATATRAK International, Inc. Common Stock
of our report dated January 20, 2006, except for Notes 10 and 11, as to which the date is March 3, 2006, with respect to the financial statements of ClickFind, Inc. included in the Current Report on Form 8-K/A of DATATRAK International, Inc. as filed with the Securities and Exchange Commission on May 1, 2006.
SEIDEL, SCHROEDER & CO. LLP
Brenham, Texas
May 1, 2006